Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Lake Forest, IL, January 28, 2025 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter 2024 net income of $221 million, or $2.45 per share, and net income of $222 million, or $2.47 per share, excluding special items. Fourth quarter net sales were $2.1 billion in 2024 and $1.9 billion in 2023. Full year 2024 net income was $805 million, or $8.93 per share, and net income of $814 million, or $9.04 per share, excluding special items. Full year net sales were $8.4 billion in 2024 and $7.8 billion in 2023.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended			Full Year Ended
	December 31,			December 31,
	2024	2023	Change	2024	2023	Change
Reported Diluted EPS	$2.45	$2.10	$0.35	$8.93	$8.48	$0.45
Special Items Expense (1)	0.02	0.03	(0.01)	0.11	0.21	(0.10)
Diluted EPS excluding Special Items (2) (3)	$2.47	$2.13	$0.34	$9.04	$8.70	$0.34

(1) For descriptions and amounts of our special items, see the schedules with this release.
(2) Amounts may not foot or crossfoot due to rounding.

(3) Diluted EPS excluding Special Items is a non-GAAP financial measure. For information regarding our use of non-GAAP financial measures and descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the fourth quarter include special items for closure and other costs related to corrugated products facilities. Reported earnings for the full year 2024 include special items primarily for closure and other costs related to corrugated products facilities and design centers and certain costs at the Jackson, AL mill for paper-to-containerboard conversion related activities.

Excluding special items, the $.34 per share increase in fourth quarter 2024 earnings compared to the fourth quarter of 2023 was driven primarily by higher prices and mix $.52 and volume $.40 in the Packaging segment, higher prices and mix $.02 and volume $.02 in the Paper segment, and lower freight and logistics expenses $.06. These items were partially offset by higher operating costs ($.48), higher scheduled maintenance outage expenses ($.08), higher depreciation expense ($.06), and higher other expenses ($.06). Results for the quarter were equal to fourth quarter guidance.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Segment operating income (loss)
Packaging	$297.2	$263.8	$1,101.5	$1,074.3
Paper	34.8	28.1	129.7	118.9
Corporate and Other	(29.8)	(30.4)	(129.9)	(118.1)
	$302.2	$261.5	$1,101.3	$1,075.1

Segment operating income (loss) excluding special items (1)
Packaging	$298.9	$265.0	$1,108.1	$1,088.7
Paper	34.8	30.7	135.5	130.0
Corporate and Other	(29.8)	(30.4)	(129.9)	(118.1)
	$303.9	$265.3	$1,113.7	$1,100.6

EBITDA excluding special items (1)
Packaging	$425.7	$384.7	$1,597.5	$1,555.7
Paper	39.3	35.2	153.5	150.6
Corporate and Other	(25.7)	(26.4)	(113.9)	(102.5)
	$439.3	$393.5	$1,637.1	$1,603.8

(1) Segment operating income (loss) excluding special items and EBITDA excluding special items are non-GAAP financial measures. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

In the Packaging segment, total corrugated product shipments and shipments per day were up 9.1% versus last year’s fourth quarter. Shipments per day were up 3.2% versus the third quarter of 2024. Containerboard production was 1,310,000 tons, and containerboard inventory was up 54,000 tons from the fourth quarter of 2023 and up 61,000 tons compared to the third quarter of 2024. In the Paper segment, sales volume was up 5% compared to the fourth quarter of 2023 and down 5% from the seasonally stronger third quarter of 2024.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “As we have seen throughout the year, demand in our Packaging segment during the quarter remained very strong. Our corrugated products plants delivered record fourth quarter total shipments and an all-time record shipments per day. The plants also set new annual records for total shipments and shipments per day. Excellent operations throughout our mill containerboard system set new quarterly and annual production records as well. This allowed us to meet our customer’s demand needs in a timely manner as well as achieve year-end inventory targets ahead of the mill outages scheduled for the first half of 2025. Although seasonally slower, volume and price/mix in the Paper segment were above last year’s levels. Throughout the Company, our employees together with the benefits of our capital spending program continued to do a great job to lessen the inflationary impact across most of our cost structure.”

“Looking ahead as we move from the fourth and into the first quarter,” Mr. Kowlzan continued, “in our Packaging segment, although seasonally slower, we expect volume in our corrugated products plants to set new first quarter records for total shipments and shipments-per-day. Containerboard volume will be lower with two less operating days and scheduled maintenance outages at our Counce, TN and Valdosta, GA mills. Domestic prices will be higher with an improved product mix together with our previously announced price increases. Export prices are assumed to be stable. In our Paper segment, we forecast slightly lower volume with two less mill operating days and prices and mix to be fairly flat. With the exception of recycled fiber prices, we expect price inflation across most of our direct, indirect and fixed operating and converting costs along with a higher cost mix of mill operations. In addition, wood, energy, and chemical costs will also increase due to the unusually cold seasonal weather negatively impacting usages and yields for these items. Labor and benefits costs will be higher due to timing-related items that occur at the beginning of a new year for annual increases, the restart of payroll taxes, and share-based compensation expenses. First quarter rail rate increases at three of our mills will impact freight and logistics expenses and we expect higher depreciation expense. Lastly, scheduled outage expenses should be slightly lower and we assume a lower corporate tax rate. Considering these items, we expect first quarter earnings of $2.21 per share.”

We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We do not currently expect any significant special items during the first quarter; however, additional special items may arise due to first quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 86 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter 2024 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Wednesday, January 29, 2025 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10195036/fe19693604
OR
CALL-IN NUMBER:	(833) 816-1102 (U.S.); (866) 605-3852 (Canada) or (412) 317-0684 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	www.packagingcorp.com

REBROADCAST DATES:	January 29, 2025 through February 12, 2025

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 9444032

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Full Year Ended
	December 31,				December 31,
	2024		2023		2024		2023
Net sales	$2,146.1		$1,937.9		$8,383.3		$7,802.4
Cost of sales	(1,676.4)	(1)	(1,527.8)	(3)	(6,600.2)	(1)(2)	(6,103.5)	(3)
Gross profit	469.7		410.1		1,783.1		1,698.9
Selling, general, and administrative expenses	(147.0)		(142.8)		(610.3)	(1)	(580.9)	(3)
Other expense, net	(20.5)	(1)	(5.8)	(3)	(71.5)	(1)(2)	(42.9)	(3)
Income from operations	302.2		261.5		1,101.3		1,075.1
Non-operating pension income (expense)	1.1		(1.9)		4.5		(7.7)
Interest expense, net	(11.7)		(11.1)		(41.4)		(53.3)
Income before taxes	291.6		248.5		1,064.4		1,014.1
Provision for income taxes	(70.5)		(59.3)		(259.3)		(248.9)
Net income	$221.1		$189.2		$805.1		$765.2

Earnings per share:
Basic	$2.46		$2.11		$8.97		$8.52
Diluted	$2.45		$2.10		$8.93		$8.48

Computation of diluted earnings per share under the two class method:
Net income	$221.1	$189.2	$805.1	$765.2
Less: Distributed and undistributed income available to participating securities	(1.5)	(1.4)	(5.6)	(6.2)
Net income attributable to PCA shareholders	$219.6	$187.8	$799.5	$759.0
Diluted weighted average shares outstanding	89.5	89.3	89.5	89.5
Diluted earnings per share	$2.45	$2.10	$8.93	$8.48

Supplemental financial information:
Capital spending	$201.3	$141.1	$669.7	$469.7
Cash, cash equivalents, and marketable debt securities	$852.2	$1,205.6	$852.2	$1,205.6

(1)
The three and twelve months ended December 31, 2024 include $1.7 million and $2.7 million of charges, respectively, consisting of closure costs related to corrugated products facilities. For the twelve months ended December 31, 2024, these charges were partially offset by income primarily related to a favorable lease buyout for a closed corrugated products facility during the first quarter of 2024. These items were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.

(2)
The twelve months ended December 31, 2024 include $9.7 million of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

(3)
The three and twelve months ended December 31, 2023 include the following:

a.
$2.9 million and $11.1 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.9 million and $14.4 million, respectively, of charges related to the closure of corrugated products facilities and design centers. For the twelve months ended December 31, 2023, these costs were partially offset by a gain on sale of a corrugated products facility. These items were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Segment sales
Packaging	$1,975.6	$1,776.9	$7,690.9	$7,135.6
Paper	151.5	143.8	624.7	595.4
Corporate and Other	19.0	17.2	67.7	71.4
	$2,146.1	$1,937.9	$8,383.3	$7,802.4

Segment operating income (loss)
Packaging	$297.2	$263.8	$1,101.5	$1,074.3
Paper	34.8	28.1	129.7	118.9
Corporate and Other	(29.8)	(30.4)	(129.9)	(118.1)
Income from operations	302.2	261.5	1,101.3	1,075.1
Non-operating pension income (expense)	1.1	(1.9)	4.5	(7.7)
Interest expense, net	(11.7)	(11.1)	(41.4)	(53.3)
Income before taxes	$291.6	$248.5	$1,064.4	$1,014.1

Segment operating income (loss) excluding special items (1)
Packaging	$298.9	$265.0	$1,108.1	$1,088.7
Paper	34.8	30.7	135.5	130.0
Corporate and Other	(29.8)	(30.4)	(129.9)	(118.1)
	$303.9	$265.3	$1,113.7	$1,100.6

EBITDA excluding special items (1)
Packaging	$425.7	$384.7	$1,597.5	$1,555.7
Paper	39.3	35.2	153.5	150.6
Corporate and Other	(25.7)	(26.4)	(113.9)	(102.5)
	$439.3	$393.5	$1,637.1	$1,603.8

____________

(1)
Income (loss) from operations excluding special items, segment operating income (loss) excluding special items, earnings before non-operating pension income (expense), interest, income taxes, and depreciation, amortization, and depletion (EBITDA), segment EBITDA, EBITDA excluding special items, and segment EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Packaging
Segment operating income	$297.2	$263.8	$1,101.5	$1,074.3
Facilities closure and other costs	1.7	0.9	2.7	14.4
Jackson mill conversion-related activities	—	0.3	3.9	—
Segment operating income excluding special items (1)	$298.9	$265.0	$1,108.1	$1,088.7

Paper
Segment operating income	$34.8	$28.1	$129.7	$118.9
Jackson mill conversion-related activities	—	2.6	5.8	11.1
Segment operating income excluding special items (1)	$34.8	$30.7	$135.5	$130.0

Corporate and Other
Segment operating loss	$(29.8)	$(30.4)	$(129.9)	$(118.1)
Segment operating loss excluding special items (1)	$(29.8)	$(30.4)	$(129.9)	$(118.1)

Income from operations	$302.2	$261.5	$1,101.3	$1,075.1

Income from operations, excluding special items (1)	$303.9	$265.3	$1,113.7	$1,100.6

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income Excluding Special Items and EPS Excluding Special Items (1)

	Three Months Ended
	December 31,
	2024				2023
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$291.6	$(70.5)	$221.1	$2.45	$248.5	$(59.3)	$189.2	$2.10
Special items (2):
Facilities closure and other costs	1.7	(0.4)	1.3	0.02	0.9	(0.2)	0.7	0.01
Jackson mill conversion-related activities	—	—	—	—	2.9	(0.7)	2.2	0.02
Total special items	1.7	(0.4)	1.3	0.02	3.8	(0.9)	2.9	0.03
Excluding special items	$293.3	$(70.9)	$222.4	$2.47	$252.3	$(60.2)	$192.1	$2.13

	Full Year Ended
	December 31,
	2024				2023
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$1,064.4	$(259.3)	$805.1	$8.93	$1,014.1	$(248.9)	$765.2	$8.48
Special items (2):
Jackson mill conversion-related activities	9.7	(2.4)	7.3	0.08	11.1	(2.7)	8.4	0.09
Facilities closure and other costs	2.7	(0.6)	2.1	0.03	14.4	(3.6)	10.8	0.12
Total special items	12.4	(3.0)	9.4	0.11	25.5	(6.3)	19.2	0.21
Excluding special items	$1,076.8	$(262.3)	$814.5	$9.04	$1,039.6	$(255.2)	$784.4	$ 8.70 (3)

____________

(1)
Net income excluding special items and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.
(3)
Amount may not foot due to rounding.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension (income) expense, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$221.1	$189.2	$805.1	$765.2
Non-operating pension (income) expense	(1.1)	1.9	(4.5)	7.7
Interest expense, net	11.7	11.1	41.4	53.3
Provision for income taxes	70.5	59.3	259.3	248.9
Depreciation, amortization, and depletion	136.0	130.8	525.6	517.7
EBITDA (1)	$438.2	$392.3	$1,626.9	$1,592.8
Special items:
Facilities closure and other costs	1.1	0.9	1.9	8.9
Jackson mill conversion-related activities	—	0.3	8.3	2.1
EBITDA excluding special items (1)	$439.3	$393.5	$1,637.1	$1,603.8

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment operating income (loss) to segment EBITDA and segment EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Packaging
Segment operating income	$297.2	$263.8	$1,101.5	$1,074.3
Depreciation, amortization, and depletion	127.4	119.7	490.1	472.5
EBITDA (1)	424.6	383.5	1,591.6	1,546.8
Facilities closure and other costs	1.1	0.9	1.9	8.9
Jackson mill conversion-related activities	—	0.3	4.0	—
EBITDA excluding special items (1)	$425.7	$384.7	$1,597.5	$1,555.7

Paper
Segment operating income	$34.8	$28.1	$129.7	$118.9
Depreciation, amortization, and depletion	4.5	7.1	19.5	29.6
EBITDA (1)	39.3	35.2	149.2	148.5
Jackson mill conversion-related activities	—	—	4.3	2.1
EBITDA excluding special items (1)	$39.3	$35.2	$153.5	$150.6

Corporate and Other
Segment operating loss	$(29.8)	$(30.4)	$(129.9)	$(118.1)
Depreciation, amortization, and depletion	4.1	4.0	16.0	15.6
EBITDA (1)	(25.7)	(26.4)	(113.9)	(102.5)
EBITDA excluding special items (1)	$(25.7)	$(26.4)	$(113.9)	$(102.5)

EBITDA excluding special items (1)	$439.3	$393.5	$1,637.1	$1,603.8

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.